Exhibit 99.1

Guidewire Software Announces Second Quarter Fiscal 2012 Financial Results

SAN MATEO–March 13, 2012–Guidewire Software, Inc. (NYSE: GWRE), a provider of core system software to property and casualty insurers, today announced its financial results for the quarter ended January 31, 2012.

“We are pleased with the company’s performance during the second quarter of fiscal 2012, which contributed to revenue and profitability that were above our expectations. We continue to see momentum across all three of our main application offerings, including sales to both new and existing customers,” said Marcus Ryu, Chief Executive Officer of Guidewire Software. “We believe we are still in the early stages of property and casualty insurers replacing their decades-old software, and Guidewire is well positioned to respond to this growing demand with our integrated software suite of next-generation policy, billing and claims applications.”

Second Quarter Fiscal 2012 Financial Highlights

Revenue

•	Total revenue for the second fiscal quarter ended January 31, 2012 was $55.1 million, an increase of 30% from the comparable period in fiscal 2011.

•

License revenue for the second quarter of fiscal 2012 was $25.7 million, up 29% from the year ago period, maintenance revenue was $6.8 million, up 31% from the year ago period, and services revenue was $22.6 million, up 32% from the year ago period.

•	Trailing 12-month total revenue at the end of the second fiscal quarter was $202.9 million, up 26% on a year-over-year basis.

Profitability

•	GAAP operating income was $5.4 million for the second quarter of fiscal 2012, consistent with the comparable period in fiscal 2011.

•	Non-GAAP operating income was $11.6 million for the second quarter of fiscal 2012, an increase of 69% from the comparable period in fiscal 2011.

•	Adjusted EBITDA was $12.3 million for the second quarter of fiscal 2012, an increase of 69% from the comparable period in fiscal 2011.

•

GAAP net income was $3.7 million for the second quarter of fiscal 2012, compared to net income of $5.4 million for the comparable period in fiscal 2011. GAAP net income per share was $0.06, based on diluted weighted average shares outstanding of 25.6 million, compared to $0.11 for the comparable period in fiscal 2011, based on diluted weighted average shares outstanding of 16.4 million.

•

Non-GAAP net income was $7.8 million for the second quarter of fiscal 2012, an increase of 13% from the comparable period in fiscal 2011. Non-GAAP net income per diluted share was $0.16, based on diluted weighted average shares outstanding of 48.8 million, compared to $0.17 for the second quarter of fiscal 2011, based on diluted weighted average shares outstanding of 41.7 million.

Balance Sheet

•

The company had $169.6 million in cash and cash equivalents at January 31, 2012, an increase from $31.2 million at October 31, 2011. The increase in cash was primarily due to our successful initial public offering, which raised $119.3 million in net proceeds, after underwriting discounts and expenses, through the sale of 10.2 million shares of our common stock.

Conference Call Information

What:	Guidewire Software second quarter fiscal 2012 financial results conference call
When:	Tuesday, March 13, 2012
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 795-3599, domestic (719) 325-4764, international
Replay:	(877) 870-5176, passcode 9436685, domestic (858) 384-5517, passcode 9436685, international
Webcast:	http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire’s website for a period of three months.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.

Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Guidewire Software

Guidewire Software is a provider of core system software to the global Property/Casualty insurance industry. Designed to be flexible and scalable, Guidewire solutions give insurers the capability to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™, consisting of Guidewire PolicyCenter®, Guidewire ClaimCenter® and Guidewire BillingCenter® spans the key functional areas in insurance – underwriting and policy administration, claims management, and billing. Guidewire is headquartered in San Mateo, California, with offices in Beijing, Dublin, Hong Kong, London, Munich, Paris, Sydney, Tokyo, and Toronto. For more information, please visit www.guidewire.com.

NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Deliver Insurance Your Way, and the Guidewire logo are trademarks or registered trademarks of Guidewire Software, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, Guidewire specific comments, and other risks detailed in Guidewire’s most recent S-1/A filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

###

Media Contact:

Diana Stott

Guidewire Software, Inc.

(650) 356-4941

dstott@guidewire.com

Investor Contact:

Garo Toomajanian

ICR, LLC

(650) 357-5282

ir@guidewire.com

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31,	January 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$59,625	$169,633
Restricted cash, current portion	2,230	3,834
Accounts receivable	23,278	34,602
Deferred tax asset, current portion	6,044	2,203
Other current assets	3,665	4,960

Total current assets	94,842	215,232
Property and equipment, net	4,455	4,264
Restricted cash, net of current portion	3,820	2,215
Deferred tax asset, net of current portion	22,073	22,073
Other assets	1,350	1,068

Total assets	$126,540	$244,852

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,317	$5,905
Accrued employee compensation	18,112	14,763
Deferred revenues, current portion	48,482	46,396
Litigation provision obligation	10,000	—
Other current liabilities	1,390	3,781

Total current liabilities	82,301	70,845
Deferred revenues, net of current portion	25,313	14,992
Other liabilities	774	241

Total liabilities	108,388	86,078
Stockholders’ Equity
Convertible preferred stock	36,500	—
Common stock	1	5
Additional paid-in capital	20,231	189,036
Accumulated other comprehensive loss	(209)	(399)
Accumulated deficit	(38,371)	(29,868)

Total stockholders’ equity	18,152	158,774

Total liabilities and stockholders’ equity	$126,540	$244,852

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except share and per share amounts)

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Revenues :
License	$20,000	$25,729	$30,153	$46,544
Maintenance	5,210	6,805	9,820	13,911
Services	17,127	22,563	37,034	47,022

Total revenues	42,337	55,097	77,007	107,477

Cost of revenues:
License	131	234	332	533
Maintenance	1,014	1,197	1,900	2,463
Services	15,276	19,310	29,381	37,235

Total cost of revenues (1)	16,421	20,741	31,613	40,231

Gross profit :
License	19,869	25,495	29,821	46,011
Maintenance	4,196	5,608	7,920	11,448
Services	1,851	3,253	7,653	9,787

Total gross profit	25,916	34,356	45,394	67,246

Operating expenses: (1)
Research and development	8,212	12,162	15,731	23,121
Sales and marketing	7,056	9,198	12,602	16,559
General and administrative	5,204	7,639	9,832	14,077

Total operating expenses	20,472	28,999	38,165	53,757

Income from operations	5,444	5,357	7,229	13,489
Interest income, net	75	73	112	113
Other income (expense), net	(9)	(319)	184	(635)

Income before provision for income taxes	5,510	5,111	7,525	12,967
Provision for Income taxes	74	1,420	199	4,464

Net income	$5,436	$3,691	$7,326	$8,503

Net income per share:
Basic	$0.12	$0.07	$0.15	$0.19

Diluted	$0.11	$0.06	$0.14	$0.15

Shares used in computing net income per share:
Basic	14,048,030	18,433,369	13,960,587	16,499,660

Diluted	16,357,081	25,610,201	16,202,034	23,387,583

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Cost of revenues	$330	$1,168	$636	$1,926
Research and development	322	1,258	570	2,103
Sales and marketing	208	527	343	1,024
General and administrative	600	3,339	934	4,551

	$1,460	$6,292	$2,483	$9,604

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Cash flows from operating activities:
Net income	$5,436	$3,691	$7,326	$8,503
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	379	685	621	1,364
Stock-based compensation	1,460	6,292	2,483	9,604
Deferred tax assets	—	1,022	—	3,841
Changes in operating assets and liabilities:
Accounts receivable	2,118	(3,816)	(5,082)	(11,565)
Prepaid expenses and other assets	93	(2,072)	(777)	(529)
Accounts payable	203	(249)	62	395
Accrued employee compensation	2,860	5,785	(6,332)	(3,215)
Other liabilities	(246)	1,610	(414)	(8,756)
Deferred revenues	1,726	1,869	3,043	(11,910)

Net cash provided by (used in) operating activities	14,029	14,817	930	(12,268)

Cash flows from investing activities:
Purchase of property and equipment	(925)	(510)	(1,512)	(1,000)
Increase in restricted cash	(1,605)	—	(1,605)	—

Net cash used in investing activities	(2,530)	(510)	(3,117)	(1,000)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	54	2,095	281	2,497
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commission	—	123,046	—	123,046
Costs paid in connection with initial public offering	—	(716)	—	(1,689)

Net cash provided by financing activities	54	124,425	281	123,854

Effect of foreign exchange rate changes on cash and cash equivalents	119	(270)	889	(578)

Net increase (decrease) in cash and cash equivalents	11,672	138,462	(1,017)	110,008
Cash and cash equivalents at beginning of the period	24,722	31,171	37,411	59,625

Cash and cash equivalents at end of the period	$36,394	$169,633	$36,394	$169,633

GUIDEWIRE SOFTWARE, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Gross profit reconciliation:
GAAP gross profit	$25,916	$34,356	$45,394	$67,246
Stock-based compensation	330	1,168	636	1,926

Non-GAAP gross profit	$26,246	$35,524	$46,030	$69,172

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Gross margin reconciliation:
GAAP gross margin	61%	62%	59%	63%
Stock-based compensation	1%	2%	1%	2%

Non-GAAP gross margin	62%	64%	60%	65%

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Operating expense reconciliation:
Total GAAP operating expenses	20,472	28,999	38,165	53,757
Less Stock-based compensation	(1,130)	(5,124)	(1,847)	(7,678)

Total non-GAAP operating expenses	$19,342	$23,875	$36,318	$46,079

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Operating income reconciliation:
GAAP operating income	$5,444	$5,357	$7,229	$13,489
Stock-based compensation	1,460	6,292	2,483	9,604

Non-GAAP operating income	$6,904	$11,649	$9,712	$23,093

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Pre-tax income reconciliation:
GAAP pre-tax income	$5,510	$5,111	$7,525	$12,967
Stock-based compensation	1,460	6,292	2,483	9,604

Non-GAAP pre-tax income	$6,970	$11,403	$10,008	$22,571

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Net income reconciliation:
GAAP net income	$5,436	$3,691	$7,326	$8,503
Stock-based compensation	1,460	6,292	2,483	9,604
Less tax benefit of non-GAAP items	—	(2,202)	—	(3,361)

Non-GAAP net income	$6,896	$7,781	$9,809	$14,746

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Computation of net income per share:
GAAP net income	$5,436	$3,691	$7,326	$8,503
Non-cumulative dividends to preferred stockholders	(823)	(751)	(1,645)	(1,574)
Undistributed earnings allocated to preferred stockholders	(2,968)	(1,637)	(3,655)	(3,858)

Net income, Basic	1,645	1,303	2,026	3,071
Adjustments to net income for dilutive options and restricted stock options	164	239	196	545

Net income, Diluted	$1,809	$1,542	$2,222	$3,616

GAAP net income per share - Basic	$0.12	$0.07	$0.15	$0.19

GAAP net income per share - Diluted	$0.11	$0.06	$0.14	$0.15

Weighted average shares - Basic	14,048,030	18,433,369	13,960,587	16,499,660

Weighted average shares - Diluted	16,357,081	25,610,201	16,202,034	23,387,583

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Net income per share reconciliation:
GAAP net income per share - Diluted	$0.11	$0.06	$0.14	$0.15
Stock-based compensation	$0.03	$0.13	$0.06	$0.20
Less tax benefit of non GAAP items	—	$(0.05)	—	$(0.07)
Pro forma conversion of preferred shares	$0.03	$0.02	$0.04	$0.03

Non-GAAP net income per share-Diluted	$0.17	$0.16	$0.24	$0.31

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Shares used in computing non - GAAP per share amounts:
Weighted average shares - Diluted	16,357,081	25,610,201	16,202,034	23,387,583
Pro forma conversion of preferred shares	25,357,721	23,152,702	25,357,721	24,255,211

Pro forma weighted average shares-Diluted	41,714,802	48,762,903	41,559,755	47,642,794

	Three Months Ended January 31,		Six Months Ended January 31,
	2011	2012	2011	2012
Adjusted EBITDA reconciliation:
GAAP net income	$5,436	$3,691	$7,326	$8,503
Non-GAAP adjustments:
Provision for income taxes	74	1,420	199	4,464
Other (income) expense, net	9	319	(184)	635
Interest income, net	(75)	(73)	(112)	(113)
Depreciation and amortization	379	685	621	1,364
Stock-based compensation	1,460	6,292	2,483	9,604

Adjusted EBITDA	$7,283	$12,334	$10,333	$24,457